Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256825

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 17, 2021)
Up to 8,000,000 Shares

American Coastal Insurance Corporation
Common Stock
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    We have entered into an equity distribution agreement (the “Distribution Agreement”) with Raymond James & Associates, Inc. (“Raymond James”), dated September 27, 2023, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may offer and sell up to 8,000,000 shares of our common stock from time to time through Raymond James, acting as agent.

    Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ACIC.” On September 26, 2023, the last reported sale price of our common stock on Nasdaq was $8.64 per share.

Sales of our common stock, if any, as contemplated by this prospectus supplement and the accompanying prospectus may be made in any method permitted by law to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and any other method permitted by law, including in privately negotiated transactions. Raymond James is not required to sell any specific amount but has agreed to act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Except as otherwise described in the Distribution Agreement, Raymond James will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds from the sales of the common stock sold pursuant to the Distribution Agreement. See “Plan of Distribution” beginning on page S-35 for additional information regarding the compensation to be paid to Raymond James. In connection with the sale of the common stock on our behalf, Raymond James may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Raymond James may be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to Raymond James with respect to certain liabilities, including liabilities under the Securities Act.

    Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-8 of this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

    Neither the Securities and Exchange Commission (“SEC”) nor any state or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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Raymond James

Prospectus supplement dated September 27, 2023.

Table Of Contents

Prospectus Supplement

Prospectus

TABLE OF CONTENTS    I
ABOUT THIS PROSPECTUS    I
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS    I
PROSPECTUS SUMMARY    1
RISK FACTORS    1
USE OF PROCEEDS    2
DESCRIPTION OF CAPITAL STOCK    2
DESCRIPTION OF DEBT SECURITIES    5
DESCRIPTION OF WARRANTS    14
DESCRIPTION OF STOCK PURCHASE CONTRACTS     15
PLAN OF DISTRIBUTION     16
LEGAL MATTERS     17
EXPERTS    17
WHERE YOU CAN FIND MORE INFORMATION     18
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE     19
About This Prospectus Supplement
This prospectus supplement is part of a registration statement we filed with the SEC using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in this prospectus supplement under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
This prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement

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and the accompanying prospectus, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the Agent has not, authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date. You should not consider this prospectus supplement to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
In this prospectus supplement, we frequently use the terms “we,” “our,” “us,”, “ACIC” and the “Company” to refer to American Coastal Insurance Corporation and our subsidiaries, except where it is clear that the terms mean only American Coastal Insurance Corporation.
We have made rounding adjustments to reach some of the figures included in this prospectus supplement and, unless otherwise indicated, percentages presented in this prospectus supplement are approximate. References to our Second Amended and Restated Certificate of Incorporation are to such document as amended by the Certificate of Amendment, dated July 2, 2021, which increased the Company’s authorized shares of common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related company free writing prospectus and statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on information available at the time these statements and disclosures were prepared. Forward-looking statements include, but are not limited to:
•    certain statements contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022;
•    certain statements contained under the heading “Business” in our Annual Report on Form 10-K for the year ended December 31, 2022 as updated in the recast information set forth in Exhibit 99.1 to the Current Report on Form 8-K filed on September 19, 2023;
•    certain statements contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 as updated in the recast information set forth in Exhibit 99.1 to the Current Report on Form 8-K filed on September 19, 2023, our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023; and
•    certain statements as to trends or events or our management’s beliefs, expectations, objectives, plans, goals, intentions, estimates, projections and opinions. These statements are included throughout this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related company free writing prospectus, and include statements about anticipated growth in revenues, gross written premium, earnings per share, estimated unpaid losses on insurance policies, investment returns, and diversification and expectations about our liquidity, our ability to meet our investment objectives, our ability to manage and mitigate market risk with respect to our investments and our ability to continue as a going concern. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, profitability, liquidity and capital resources. The words “believe,” “anticipate,” “continue,” “could,” “estimate,” “endeavor,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” and similar terms and phrases identify forward-looking statements in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related company free writing prospectus.
Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a number of factors. Some of the risks, uncertainties and other factors that may cause actual results, developments and business decisions to differ materially from those anticipated by such forward-looking statements include the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and the following:
•our exposure to catastrophic events and severe weather conditions;
•the regulatory, economic and weather conditions present in Florida and New York, the states in which we are most concentrated;
•our ability to cultivate and maintain agent relationships, particularly our relationship with AmRisc, LLC;
•the possibility that actual claims incurred may exceed our loss reserves for claims;
•assessments charged by various governmental agencies;
•our ability to implement and maintain adequate internal controls over financial reporting, including our ability to remediate any existing material weakness in our internal controls over financial reporting and the timing of any such remediation, as well as to reestablish effective internal controls over financial reporting and disclosure controls and procedures;

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•our ability to maintain information technology and data security systems, and to outsource relationships;
•our reliance on key vendor relationships, and the ability of our vendors to protect the personally identifiable information of our customers, claimants or employees;
•our ability to attract and retain the services of senior management;
•risks and uncertainties relating to our acquisitions, mergers, dispositions and other strategic transactions;
•risks associated with investments in which we share ownership or management with third parties;
•our ability to generate sufficient cash to service all of our indebtedness and comply with covenants and other requirements related to our indebtedness;
•our ability to maintain our market share;
•changes in the regulatory environment present in the states in which we operate;
•the impact of new federal or state regulations that affect the insurance industry;
•the cost, viability and availability of reinsurance;
•our ability to collect from our reinsurers or others on our reinsurance claims;
•dependence on investment income and the composition of our investment portfolio and related market risks;
•the possibility of the pricing and terms for our products to decline due to the historically cyclical nature of the property and casualty insurance and reinsurance industry;
•the outcome of litigation pending against us, including the terms of any settlements;
•downgrades in our financial strength or stability ratings;
•the impact of future transactions of substantial amounts of our common stock by us or our significant stockholders on our stock price;
•our ability to meet the standards for continued listing on Nasdaq;
•substantial doubt about our ability to continue as a going concern, including the impact on future financing and reinsurance coverage;
•our ability to pay dividends in the future, which may be constrained by our holding company structure;
•the ability of our subsidiaries to pay dividends in the future, which may affect our liquidity and our ability to meet our obligations;
•the ability of R. Daniel Peed and his affiliates to exert significant control over us due to substantial ownership of our common stock, subject to certain restrictive covenants that may restrict our ability to pursue certain opportunities;
•the impact of transactions by R. Daniel Peed and his affiliates on the price of our common stock;
•provisions in our charter documents that may make it harder for others to obtain control of us; and
•the other risk factors described below under the heading “Risk Factors”.
Because of these and other risks and uncertainties, our actual future results may be materially different from the results indicated by any forward-looking statements. In addition, our past results of operations may not be indicative of future performance and new risks and uncertainties may arise in the future. Therefore, we caution you not to rely on these forward-looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before investing in the securities, you should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including the “Risk Factors” sections and the financial statements and related notes.
Overview
ACIC is a property and casualty insurance holding company that sources, writes and services residential commercial and personal property and casualty insurance policies using a network of agents and two wholly-owned insurance subsidiaries. Our two insurance subsidiaries are Interboro Insurance Company (“IIC”), acquired via merger on April 29, 2016; and American Coastal Insurance Company (“ACIC”), acquired via merger on April 3, 2017. On July 10, 2023, we changed our corporate name from United Insurance Holdings Corp. to American Coastal Insurance Corporation.

Our other subsidiaries include United Insurance Management, L.C. (“UIM”), a managing general agent; Skyway Claims Services, LLC, which provides claims adjusting services to ACIC and IIC; AmCo Holding Company, LLC (“AmCo”), which is a holding company subsidiary that consolidates its respective insurance company and reinsurer; BlueLine Cayman Holdings (“BlueLine”), which reinsures portfolios of excess and surplus policies; UPC Re, which provides a portion of the reinsurance protection purchased by our insurance subsidiaries when needed; Skyway Reinsurance Services, LLC, which provides reinsurance brokerage services for our insurance companies; Skyway Legal Services, LLC, which provides claims litigation services to our insurance companies; and Skyway Technologies, LLC, a managing general agent that provides technological and distribution services to our insurance companies.

Our primary products are commercial and homeowners’ residential property insurance. We currently offer commercial residential insurance in Florida. During 2022, we also wrote commercial residential insurance in South Carolina and Texas, however, effective May 1, 2022, we no longer write in these states. In addition, we write personal residential insurance in New York. During 2022, we wrote personal residential business in six other states; however, on February 27, 2023, our former insurance subsidiary, United Property & Casualty Insurance Company (“UPC”), was placed into receivership with the Florida Department of Financial Services (“DFS”), which divested our ownership of UPC.

On August 25, 2022, we announced that our former subsidiary UPC had filed plans for withdrawal in the states of Florida, Louisiana, and Texas and intended to file a plan for withdrawal in the state of New York. All filed plans entail non-renewing personal lines policies in these states. Additionally, we announced that Demotech, Inc. (“Demotech”), an insurance rating agency, notified UPC of its intent to withdraw UPC's Financial Stability Rating. On December 5, 2022, the Florida Office of Insurance Regulation (“FLOIR”) issued Consent Order No. 303643-22-CO that provided for the administrative supervision and approval of the plan of run-off for UPC (the “Consent Order”). The Consent Order provided formal approval of UPC’s Plan of Run-Off (the “Plan”) to facilitate a solvent wind down of its affairs in an orderly fashion. Additionally, in connection with the Plan, IIC agreed to not pay ordinary dividends without the prior approval of the New York Department of Financial Services until January 1, 2025. On February 10, 2023, we announced that a solvent run-off of UPC was unlikely and on February 27, 2023, UPC was placed into receivership with the DFS which divested our ownership of UPC.

Effective June 1, 2022, we merged our majority-owned insurance subsidiary, Journey Insurance Company (“JIC”) into ACIC, with ACIC being the surviving entity. JIC was formed in strategic partnership with a subsidiary of Tokio Marine Kiln Group Limited (“Kiln”) on August 30, 2018 and operated independently from ACIC prior to the merging of the entities. The Kiln subsidiary held a noncontrolling interest in JIC, which was terminated prior to the merger.

Effective June 1, 2022, we entered into a quota share reinsurance agreement with TypTap Insurance Company (“Typtap”). Under the terms of this agreement, we ceded 100% of our former subsidiary UPC's in-force, new, and renewal policies in the states of Georgia, North Carolina and South Carolina. Effective June 1, 2022, we began the transition of South Carolina policies to Homeowners Choice Property and Casualty Insurance Company, Inc. (“HCPCI”) in connection with our renewal rights agreement. Effective October 1, 2022, we transitioned Georgia policies to HCPCI in connection with our renewal rights agreement. Effective December 1, 2022, we began the transition of North Carolina policies to HCPCI in connection with our renewal rights agreement. As a result, these policies will no longer be covered under this agreement upon their renewal. This agreement replaces the 85% quota share agreement with HCPCI effective December 31, 2021.

    Effective May 31, 2022, we merged Family Security Insurance Company, Inc. (“FSIC”) into our former subsidiary UPC, with UPC being the surviving entity. FSIC was acquired via merger on February 3, 2015 and operated independently from UPC prior to the merging of the entities. In conjunction with the merger, we dissolved Family Security Holdings, a holding company subsidiary that consolidated its respective insurance company, FSIC.

Effective June 1, 2021, we entered into a quota share reinsurance agreement with HCPCI and TypTap. Under the terms of this agreement, we ceded 100% of our former subsidiary UPC’s in-force, new, and renewal policies in the states of Connecticut, New Jersey, Massachusetts, and Rhode Island. The cession of these policies was 50% to HCPCI and 50% to TypTap. HCPCI is responsible for processing all claims as a part of this agreement. As of April 1, 2022, we completed the transition of all policies in these four states to HCPCI in connection with our renewal rights agreement (Northeast Renewal Agreement) to sell UPC's personal lines homeowners business in these states.

Recent Events
    During the second quarter of 2023, we placed our reinsurance program for the 2023 hurricane season. We purchased catastrophe excess of loss reinsurance protection up to an exhaustion point of approximately $1,300,000,000 in the aggregate. The treaties reinsure for personal and commercial lines property excess catastrophe losses caused by multiple perils including hurricanes and tropical storms. The agreements became effective as of June 1, 2023, for a one-year term, and incorporate the mandatory coverage required by and placed with the Florida Hurricane Catastrophe Fund (FHCF) and coverage required under the Florida Optional Reinsurance Assistance Program (FORA Program). The FHCF Program covers Florida risks only and we participate at 90%. The FORA Program covers Florida risks only and we participate at 100%. Under our core catastrophe excess of loss treaty, retention on a first and second event is $10,000,000. The exhaustion point of IIC's catastrophe reinsurance program is approximately $82,000,000 in the aggregate, with a retention of $3,000,000 per occurrence, covering all perils.
Corporate Information
Our principal executive offices are located at 800 2nd Avenue S, St. Petersburg, Florida 33701, and our telephone number at that location is (727) 895-7737. Our website is www.upcinsurance.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and such information should not be considered to be part of this prospectus supplement.

THE OFFERING

Issuer	American Coastal Insurance Corporation
Shares of Common Stock Offered Common Stock Outstanding Immediately Following this Offering	Up to 8,000,000 shares. Up to 51,406,486 shares, assuming sales of 8,000,000 shares of common stock in this offering. The actual number of shares of common stock issued will vary.
Use Of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, including to create capacity for expanding specialty underwriting and for the potential contribution to our statutory entities for capital adequacy purposes. See “Use of Proceeds.”
Nasdaq Symbol	Our common stock is listed on Nasdaq under the symbol “ACIC.” On September 26, 2023, the last reported sale price of our common stock on Nasdaq was $8.64 per share.
Risk Factors	Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus before investing in our common stock.
The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 43,406,486 shares outstanding as of September 15, 2023, and excludes:
•As of September 15, 2023, 1,152,159 shares of our common stock issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $3.88;
•As of September 15, 2023, 606,936 shares of common stock issuable upon the vesting of restricted stock, restricted stock units and performance stock units; and
•As of September 15, 2023, 39,412 shares of common stock reserved for future issuance under our omnibus equity incentive plan.

RISK FACTORS
    Investing in our common stock involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we described in this prospectus supplement and the documents incorporated by reference herein. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Any adverse effect on our business, financial condition, results of operations or liquidity could result in a decline in the value of the common stock and the loss of all or part of your investment.
Risks Related to Recent Events
Trading in our securities is speculative, and we may be required to file for bankruptcy protection even if the offering of securities covered by this prospectus supplement is fully consummated.
Trading in our securities is speculative and poses substantial risks to investors. Our operations and ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern, are subject to risks and uncertainties. These risks include the following:
•our ability to execute our transformative strategic plan, including our ability to provide additional information to our rating agencies for the affirmation of the Company’s current financial ratings and our ability to raise additional capital for ACIC, including in the form of surplus note contributions.
•our ability to maintain our current relationships with or attract new service providers, customers, employees and other third parties;
•our ability to maintain contracts that are critical to our operations; and
•our ability to attract, motivate and retain key employees.
    These risks and uncertainties could affect our business and operations in various ways. If some of these risks materialize, we may not have sufficient resources to continue to operate portions of our business and we may be required to file for bankruptcy or place additional subsidiaries into receivership even if the offering of securities covered by this prospectus supplement is consummated. Holders of our common stock are unlikely to receive any recovery at all in a bankruptcy or liquidation scenario.
Our financial statements as of December 31, 2022 and the respective independent auditor’s report expressed substantial doubt about our ability to continue as a going concern.

For the fiscal year ended December 31, 2022, our financial statements indicated that substantial doubt about our ability to continue as a going concern based upon uncertainty regarding future recoverables and recoveries currently held by UPC and uncertainty regarding our ability to successfully renew our catastrophe reinsurance programs for ACIC and IIC. Accordingly, our independent auditor’s report included an emphasis of a matter relating to the substantial doubt about our ability to continue as a going concern.

Our subsidiary ACIC was a part of a combined reinsurance program with our former subsidiary, UPC. To properly allocate the reinsurance recoverables under the shared catastrophe treaties, UPC and ACIC entered into a reinsurance allocation agreement that became effective on June 1, 2022 (the “Allocation Agreement”). The Allocation Agreement was filed with and approved by the FLOIR on December 5, 2022. On February 10, 2023, we announced that a solvent run-off of UPC was unlikely, driven by Hurricane Ian losses which exhausted UPC’s reinsurance coverage. On February 27, 2023, UPC was placed into receivership with the DFS which divested our ownership of UPC. As of the date of filing our Annual Report on Form 10-K, the DFS had not recognized the Allocation Agreement, leaving uncertainty regarding the timing of both recoveries currently held by UPC that are allocated to ACIC and future recoverables. Management also believed that the ability for ACIC to obtain adequate reinsurance to meet its needs for the June 1, 2023 to May 31, 2024 catastrophe cover could only be accomplished assuming that recoveries due to ACIC pursuant to the Allocation Agreement could be resolved in short order. On April 19, 2023, ACIC entered into a Memorandum of Understanding with the DFS. Under the terms of the Memorandum, ACIC and the

DFS as receiver of UPC reached an agreement pursuant to which the DFS adopted, ratified and affirmed the Allocation Agreement, and all future reinsurance recoverable under reinsurance agreements applicable to the Allocation Agreement for Hurricane Ian losses are required to be paid, either directly from the reinsurers or directly from the reinsurance intermediary responsible therefor, to ACIC. If a true up adjustment demonstrates that any future reinsurance recoveries were over-collected by ACIC, ACIC will remit any over-payment to UPC. On May 15, 2023, the DFS and ACIC entered into a separate Memorandum of Understanding (the “Second MOU”) whereby in connection with an unrelated transaction, the DFS and ACIC agreed to perform a true-up of the allocation of reinsurance recoveries sufficient to restore the parties to the allocation required by the Allocation Agreement, provided the parties to the Second MOU agree in writing and sufficient recoveries from the use of UPC net operating losses from the filing of consolidated tax returns are available to offset any amounts owed to ACIC from reinsurance payments not remitted. In addition, the Company, through its insurance subsidiaries ACIC and IIC, has renewed its catastrophe cover for June 1, 2023 to May 31, 2024 (the “2023/24 Period”). For the 2023/24 Period: (i) ACIC purchased approximately $1.322 billion of occurrence-based limit in the aggregate, a decrease of $1.202 billion, or 47.6%, from the $2.524 billion of occurrence-based limit in the aggregate purchased for the period from June 1, 2022 to May 31, 2023 (the “2022/23 Period”) core catastrophe reinsurance program; and (ii) IIC purchased $82.0 million of catastrophe reinsurance limit per occurrence, a decrease of $105.6 million or 56.3%, from the $187.6 million of limit per occurrence in the 2022/23 Period. We took the foregoing steps to relieve the conditions resulting in the going concern conclusion, but there can be no assurance that these events will allow us to continue as a going concern or that we will not face additional uncertainty with respect to our reinsurance recoverables or ability to place our catastrophe reinsurance coverage in the future.

Management may decide to raise any necessary additional funds to fund our operating expenses and provide capital for our insurance subsidiaries through loans and additional sales of our common stock, securities convertible into our common stock, debt securities, surplus notes or a combination of such financing alternatives; however, there can be no assurance that we will be successful in raising any necessary additional capital. If we are not successful in raising additional capital, we may not have sufficient financial resources to support our business and operations and, as a result, may not be able to continue as a going concern and could be forced to declare bankruptcy or put additional subsidiaries into receivership.

We have identified a material weakness in our internal control over financial reporting, and our management has concluded that our internal control over financial reporting and disclosure controls and procedures were not effective as of the end of the period ended March 31, 2023. While we are working to remediate the identified material weakness, we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock.

The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. As disclosed in an amendment to our Quarterly Report on Form 10-Q/A (the “Amended Report”) for the three months ended March 31, 2023, filed with SEC on August 21, 2023, in the course of preparing our interim financial statements for the fiscal quarter ended June 30, 2023, we identified a material weakness in our internal control over financial reporting, which existed as of March 31, 2023. The material weakness was caused by inadequate controls over our tax processes, described in more detail under the heading Part I — Item 4. Controls and Procedures in the Amended Report. We have commenced efforts to remediate the material weakness as described in more detail under the heading Part I — Item 4. Controls and Procedures in the Amended Report. The material weakness in our internal control over financial reporting will not be considered remediated until the controls operate for a sufficient period of time and management has concluded, through testing, that these controls operate effectively. If we do not successfully remediate the material weakness, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results, which could cause our financial results to be materially misstated and require restatement. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to remediate the control deficiencies that led to a material weakness in our internal control over financial reporting or that they will prevent or avoid potential future material weaknesses.
Risks Related To Our Business
    As a property and casualty insurer, we may experience significant losses, and our financial results may vary from period to period, due to our exposure to catastrophic events and severe weather conditions, the frequency and severity of which could be affected by the unpredictability of future catastrophic events and severe weather conditions.

    Our property and casualty insurance operations expose us to risks arising from catastrophes. Catastrophes can be caused by various natural events, including but not limited to hurricanes, tropical storms, tornadoes, windstorms, earthquakes, hail, sinkholes, severe winter weather and fires, or man-made events, such as terrorist attacks (including those involving nuclear, biological, chemical or radiological events), cybercrimes or consequences of war or political instability. We may incur catastrophe losses that exceed the amount of:

•catastrophe losses experienced in prior years;
•catastrophe losses projected to be incurred, using third-party catastrophe modeling software;
•catastrophe loss estimates used to develop prices for our products; or
•our current reinsurance coverage (which would cause us to have to pay such excess losses).
    The frequency and severity of weather conditions are inherently unpredictable, but the frequency and severity of property claims generally increase when severe weather conditions occur. We write a significant number of our policies in Florida, a state that has experienced significant hurricanes in recent years, which some weather analysts believe is consistent with a period of sustained greater hurricane activity. There is a growing consensus today that climate change is increasing the frequency and severity of catastrophic events or severe weather conditions which, in addition to the attendant increase in claims-related costs, may also cause an increase in our reinsurance costs and/or negatively impact our ability to provide insurance to our policyholders in the future. In addition, increased catastrophic events could result in increased credit exposure to the reinsurers we transact business with. Our actual losses from catastrophic events may be larger than anticipated should our reinsurers fail to meet their obligations.

    We cannot predict how legal, regulatory and social responses to concerns around climate change may impact our business. Governmental entities may also respond to climate change by enacting laws and regulations that may increase our cost of providing insurance in the future, which could adversely affect demand.

    Catastrophes could be more frequent or severe than contemplated in our pricing and risk management models, and may have a material adverse effect on our results of operations during any reporting period due to increases in our loss and loss adjustment expense. Catastrophes may also reduce liquidity and could impair our ability to maintain existing capital, or raise capital on acceptable terms or at all. In addition to catastrophes, the accumulation of losses from several smaller weather-related events in any reporting period may have a similar impact to our results of operations and financial condition.

    Because we conduct a significant portion of our business in Florida, our financial results substantially depend on, and could be adversely affected by, the regulatory, legal, economic, political, demographic, competitive and weather conditions present in that state.

    As of December 31, 2022, a significant number of our policies in force and a significant amount of our total insured value were concentrated in Florida. Therefore, the prevailing regulatory, legal, economic, political, demographic, competitive, weather and other conditions in Florida will likely have a more significant impact on our revenues and profitability compared to such conditions in other jurisdictions in which we operate. Furthermore, changes in such conditions in Florida could make doing business in Florida less attractive for us, which could have a more pronounced effect on us than it would on other insurance companies that are more geographically diversified.

    In addition, due to Florida’s climate, we are subject to increased exposure to certain catastrophic events such as hurricanes, tropical storms and tornadoes, as well as an increased risk of losses from such events. The occurrence of one or more catastrophic events or other conditions affecting losses in Florida may cause a disproportionately adverse effect on our results of operations and financial condition.

    We face an increase in cost of claims as the result of one-way attorney fees in the State of Florida. Florida Statutes sections 627.428 and 57.105 provide that a prevailing party in litigation is entitled to attorney’s fees. In 2021, the Florida legislature enacted omnibus insurance reform that, among other measures, replaced the one-way attorney fee statute with a schedule whereby recovery of attorney fees is contingent upon obtaining a judgment that exceeds the pre-suit offer. In 2022, the Florida legislature enacted additional insurance reform designed to improve the affordability of property insurance and reduce frivolous lawsuits. We cannot guarantee that this new legislation will further reduce the impact of litigation and expenses related to litigation, or whether additional legislation will be passed that affect the cost of litigation on claims expenses.

    Because we rely on insurance agents, the loss of these agent relationships, particularly our relationship with AmRisc, LLC (AmRisc), or our inability to attract and incentivize new agents could have an adverse impact on our business.

    We market our homeowners’ insurance product to a broad range of prospective policyholders through approximately 541 independent agencies as of December 31, 2022. Many of these agents are independent insurance agents that own their customer relationships, and our agency contracts with them limit our ability to directly solicit business from our existing policyholders. Independent agents commonly represent other insurance companies, including our competitors, and we do not control their activities. As a result, we must compete with other insurers for independent agents’ business. Our competitors may offer a greater variety of insurance products, lower premiums for insurance coverage or higher commissions to their agents. As a result, our business is dependent on the marketing efforts of these independent agents and on our ability to offer products and services that meet their and their customers’ requirements. The loss of these marketing relationships could adversely impact our ability to attract new agents or retain our agency network and policies in-force. Failure to grow or maintain our agency relationships, a failure to attract and incentivize new agents or the failure of agents to act as anticipated could adversely affect sales of our insurance products.

    Additionally, ACIC has a managing agency contract (the MGA contract) with AmRisc, pursuant to which AmRisc serves as ACIC’s managing general agent for binding and writing commercial residential property lines for condominium, townhome and homeowners association insurance written in Florida. The contract between ACIC and AmRisc is exclusive. Under the MGA contract with ACIC, AmRisc must produce a certain volume of business for ACIC. Therefore, failure of AmRisc to produce the required volume of business could cause us to lose substantial premiums and could require us to seek one or more alternative managing general agents. If we were unable to find a replacement managing general agent, our revenues could decrease, which could have a material adverse effect on our business, financial condition and results of operations. Given the concentration of ACIC’s commercial business and operations with AmRisc, AmRisc may have substantial leverage in negotiations with ACIC regarding the MGA contract, and amendments to the terms and conditions of the MGA contract or other changes to the commercial relationship between AmRisc and ACIC could have a material adverse effect on our business, financial condition and results of operations. Following the termination or expiration of the MGA contract, ACIC’s ability to compete for and solicit renewals of business previously underwritten by AmRisc on their respective behalves may be limited by legal, commercial and other impediments, including AmRisc’s relationship with other insurance producers that control the business. Such impediments could have a material adverse effect on our financial condition and results of operations due to the concentration of ACIC’s business with AmRisc.

    Actual claims incurred may exceed our loss reserves for claims, which could adversely affect our results of operations and financial condition.

Loss reserves represent our estimate of ultimate unpaid losses for claims that have been reported and claims that have been incurred but not yet reported. Loss reserves do not represent an exact calculation of liability, but instead represent our best estimate, generally utilizing actuarial expertise, historical information and projection techniques at a given reporting date.

The process of estimating our loss reserves involves a high degree of judgment and is subject to a number of variables. These variables can be affected by both internal and external events, such as changes in claims handling procedures, economic inflation, legal trends, legislative changes, emerging economic and social trends and varying judgments and viewpoints of the individuals involved in the estimation process, among others. In addition, application of statistical and actuarial methods in estimating our loss reserves may require the adjustment of overall reserves upward or downward from time to time. Future loss experience substantially in excess of our loss reserves could substantially harm our results of operations and financial condition.

Because of the inherent uncertainty in estimating loss reserves, including reserves for catastrophes and litigated claims, additional liabilities resulting from one insured event, or an accumulation of insured events, may exceed our existing loss reserves. If our reserves are inadequate, it may cause us to overstate our earnings for the periods during which our reserves for expected losses was insufficient.

    We may experience government-levied assessments. Although we may have the ability to collect this assessment from our policyholders, the timing of collection may have a material adverse effect on our results of operations.

Our insurance subsidiaries are subject to assessments levied by various governmental and quasi-governmental entities in the states in which we operate. While we may have the ability to recover these assessments from policyholders through policy surcharges in some states in which we operate, our payment of the assessments and our recoveries may not offset each other in the same reporting period in our financial statements and may cause a material adverse effect on our results of operations in a particular reporting period.

    Our failure to implement and maintain adequate internal controls could have a material adverse effect on our business, financial condition, results of operations and stock price.

“Internal control over financial reporting” refers to those processes within a company that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to annually assess the effectiveness of our internal control over financial reporting.
If we fail to maintain adequate internal controls in accordance with applicable standards, or if we have future material weaknesses in our internal controls, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. For example, we identified a material weakness in our internal control over financial reporting, and our management has concluded that our internal control over financial reporting and disclosure controls and procedures were not effective as of the end of the period ended March 31, 2023. See “—Risks Related to Recent Events—We have identified a material weakness in our internal control over financial reporting, and our management has concluded that our internal control over financial reporting and disclosure controls and procedures were not effective as of the end of the period ended March 31, 2023. While we are working to remediate the identified material weakness, we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock. Because effective internal controls are necessary for us to produce reliable financial reports, our business, financial condition and results of operations could be harmed, investors could lose confidence in our reported financial information, and the market price for our stock could decline if our internal controls do not remain effective or if future material weaknesses in our internal controls are identified.

    If we experience difficulties with our information technology or data security systems and/or outsourcing relationships, our ability to conduct our business could be negatively impacted, which could adversely affect our financial condition or results of operations.

We use computer systems to store, retrieve, evaluate and utilize customer, employee, company and third-party data and information. Our business is highly dependent upon our information technology systems and the ability of key vendors and third-party administrators’ to perform necessary business functions efficiently and without interruption. Our ability to process policies and adjust claims in a timely manner could be impaired by an unplanned shutdown or failure of one or more systems or facilities due to man-made or natural disruption. These include an event leading to power outages, loss of facility access, a major internet failure, pandemic or a failure of one or more of our information technology, telecommunications or other systems. Because our information technology and telecommunications systems interface with and often depend on third-party systems, we could experience service denials if demand for such service exceeds capacity or a third-party system fails or experiences an interruption. If sustained or repeated, such a business interruption, system failure or service denial could result in a deterioration of our ability to write and process new and renewal business, provide customer service, pay claims in a timely manner or perform other necessary business functions.

Despite our continual evaluation of potential attackers’ techniques and tactics and our efforts in monitoring, training, planning and prevention, our information technology systems are vulnerable to computer viruses, natural disasters, unauthorized access, cyber-attacks, system failures, human error and negligence, and similar disruptions. There is no assurance that our security measures will provide fully effective protection from such disruptions. Because techniques used to obtain unauthorized access or to sabotage systems evolve rapidly, we may be unable to anticipate these techniques or to implement comprehensive counter measures. A material breach in the security of our information technology systems and data could include the theft of our confidential or proprietary information, including trade secrets, and the personally identifiable information of our customers, claimants, agents and employees. From time to time, we have experienced threats to our data and information technology systems, including malware and computer virus attacks, attempts of unauthorized access, system failures and disruptions. Disruptions or security breaches resulting in a loss or damage to our data or inappropriate disclosure of proprietary or confidential information, or the personally identifiable information of our customers, claimants, agents and employees, could cause significant damage to our reputation, adversely affect our relationships with our customers, result in litigation or regulatory investigations, increase remediation costs and/or regulatory penalties, and ultimately harm our business. Third parties to whom we outsource certain functions are also subject to the risks outlined above, any one of which may result in our incurring substantial costs and other negative consequences, including a material adverse effect on our business, financial condition and results of operations.

In addition, we may transmit, receive and store personally identifiable, confidential and proprietary information by any number of standard data transmission methods or other electronic means. We may be unable to keep such information confidential, in all events, especially with clients, vendors, service providers, counterparties and other third parties who may not have or use appropriate controls to protect confidential information. Furthermore, we are subject to compliance with laws and regulations enacted by U.S. federal and state governments, or enacted by various regulatory organizations or exchanges relating to the privacy and security of the information of clients, employees or others. The compromise of personally identifiable, confidential or proprietary information could result in remediation costs, legal liability, regulatory action and reputational harm.

Additionally, in the absence of overarching federal law, individual states are adopting their own privacy and cybersecurity laws and regulations. For example, in an effort to protect information systems, the New York State Department of Financial Services (NYDFS) adopted regulation providing minimum standards for an organization’s cybersecurity program and requiring additional certification confirming compliance. In October 2017, the National Association of Insurance Commissioners (NAIC) adopted a new Insurance Data Security Model Law, which is intended to establish the standards for data security and standards for the investigation and notification of data breaches applicable to insurance licensees in states adopting such law, with provisions that are generally consistent with the NYDFS cybersecurity regulation. Though the NYDFS cybersecurity regulation helps to reduce the third-party risk and imposes specific technical safeguards, the evolving compliance and operational requirements of privacy and cybersecurity laws and regulations impose significant costs that are likely to increase over time and may restrict the way services involving data are offered, all of which may adversely affect our business and results of operations.

    Loss of key vendor relationships or failure of a vendor to protect personally identifiable information of our customers, claimants or employees could have an adverse effect on our business, results of operations or financial condition.

We rely on services and products provided by many third-party vendors. These include, for example, vendors of computer hardware and software and vendors of services such as claim adjustment services and payroll and benefits vendors who process sensitive personally identifiable information. In the event that one or more of our vendors suffers a bankruptcy, renews its contractual arrangement on terms less favorable to us, fails to comply with legal or regulatory requirements or otherwise becomes unable to continue to provide products or services, or fails to protect personally identifiable information of our customers, claimants or employees, we may suffer operational impairments and financial losses. An interruption in or the cessation of service by any service provider as a result of system failures, capacity constraints, financial difficulties or for any other reason could disrupt our operations, impact our ability to offer certain products and services and result in contractual or regulatory penalties, liability claims from clients or employees, damage to our reputation and harm to our business. Moreover, in the event of a data breach involving any of our third-party vendors, our customers’, claimants’ or employees’ personally identifiable information could also be put at risk. Any such data breach involving our third-party vendors could result in significant mitigation or legal expenses for us, which could materially and adversely affect our reputation, relationships with our customers, business, results of operations and financial condition.

    Our success has been and will continue to be greatly influenced by our ability to attract and retain the services of senior management, the loss of any of whom could have an adverse effect on our business, financial condition or results of operations.

Our senior executive officers play an integral role in the development and management of our business given their skills, knowledge of our business, years of industry experience and the potential difficulty of promptly finding qualified replacement employees.  Due to the intense competition in our industry for senior executive officers with demonstrated ability, we cannot guarantee that any such officers will continue their employment with us. Additionally, we do not maintain any key person life insurance policies on any of our officers or employees. Losing any of our senior executive officers and/or not succeeding in attracting and retaining senior executive officers could have an adverse effect on our results of operations and financial condition.

    Our mergers, dispositions and other strategic transactions may not be as successful as we anticipate, and could be difficult to integrate, divert management resources, result in unanticipated costs or dilute our existing stockholders.

Part of our continuing business strategy is to evaluate opportunities to merge with companies that complement our business model or enter into other strategic transactions that facilitate or expedite the accomplishment of our business goals. We may be unable to identify suitable counterparties to such a transaction. Even if we enter into an agreement in respect of a merger with another business, disposition of a business or other strategic transaction, we may not be able to finalize a transaction after significant investments of time and resources due to, among other things, a lack of regulatory approval or imposition of a burdensome condition by the regulator.

In connection with a merger, disposition or other strategic transaction, we could incur debt, amortization expenses related to intangible assets, large and immediate write-offs, assume liabilities or issue stock that would dilute our current stockholders’ percentage of ownership. As a result, there is a risk of transaction-related litigation. Such strategic transactions could pose numerous risks to our operations, including risks relating to:

•incurring substantial unanticipated integration costs;
•diverting significant management attention and financial resources from our other operations and disrupting our ongoing business during the integration process;
•losing key employees, particularly those of the merged operations;
•keeping existing customers and retaining the merged business’ customers;
•failing to realize the strategic benefits or the potential cost savings or other financial benefits of the mergers;
•incurring unanticipated liabilities or claims from the acquired businesses and contractually-based time and monetary limitations on the seller’s obligation to indemnify us for such liabilities or claims; and
•limitations on our ability to access additional capital when needed.

We are also subject to a certain level of risk regarding the actual condition of the businesses that we acquire. Until we actually assume operating control of such businesses and their assets and operations, we may not be able to ascertain the actual value or understand the potential liabilities of the acquired entities and their operations. As a result, we may not be able to complete acquisitions, mergers or other strategic transactions or integrate the operations, products or personnel gained through any such acquisition, merger or other strategic transaction without a material adverse effect on our business, financial condition and results of operations.

We may engage in future dispositions or wind-downs of certain business. These dispositions pose risks to our operations in addition to those previously mentioned, including risks related to:

•the ability to price a sale transaction appropriately and otherwise negotiate acceptable terms;
•the ability to replace legacy earnings from the business position with new revenues;
•the ability to collect proceeds from the disposition in a timely manner, which may be earmarked for other strategic transactions and may hinder our ability to carry out those strategic transactions; and
•the ability to run-off segments of our business while staying compliant with all applicable regulatory requirements.

In addition, the disposition of any portion of our business may adversely affect the price of our stock and result in losses to investors of shares.

    We face risks associated with investments in which we share ownership or management with third parties.

From time to time, we have and may continue to invest in entities in which we share ownership or management with third parties. In certain circumstances, we may not have complete control over governance, financial reporting, operations, legal and regulatory compliance or other matters relating to such entities. As a result, we may face certain operating, financial, legal, regulatory, compliance and other risks relating to these entities, including, but not limited to, risks related to the financial strength of other investors; the willingness of other investors to provide adequate funding for the entity; differing goals, strategies, priorities or objectives between us and other investors; our inability to unilaterally implement actions, policies or procedures with respect to the entity that we believe are favorable; legal and regulatory compliance risks relating to actions of the entity or other investors; and the risk that we will be unable to resolve disputes with other investors. As a result, investments in which we share ownership or management subject us to risk and may contribute significantly less than anticipated to our earnings and cash flows.

    Our Senior Notes place certain restrictions on our operations and our failure to comply with such restrictions, including as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our liquidity, financial condition and results of operations.

Our Senior Notes due 2027 (Senior Notes) place certain restrictions on the Company’s financial operations. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions in the Senior Notes limit our ability to pledge securities of our subsidiaries and restrict dispositions of the capital stock of our subsidiaries. Our Senior Notes require us to maintain certain financial ratios and to comply with various operational and other covenants, including limitations on our ability to incur any indebtedness unless certain conditions are met. Details of these covenants can be found in Note 12 in our Notes to Consolidated Financial Statements. Our failure to comply with such restrictions, including as a result of events beyond our control, could result in an event of default and an acceleration of the maturity of the Senior Notes. We cannot assure you that our assets or cash flow would be sufficient to fully repay the Senior Notes if accelerated, or that we would be able to restructure the payments on the Senior Notes. This could have a material adverse impact on our liquidity, financial condition and results of operations.

Risks Related To The Insurance Industry

A downgrade in or withdrawal of our financial strength or stability ratings could adversely impact our business volume and our ability to access additional debt or equity financing.
    Financial strength or stability ratings are important to an insurer’s competitive position. Ratings measure an insurance company’s ability to meet its obligation to contract holders and policyholders. High ratings help maintain public confidence in a company’s products, facilitate the marketing of its products and enhance the company’s competitive position. Rating agencies review their ratings periodically, and our current ratings may not be maintained in the future. If significant losses, such as those resulting from one or more major catastrophes, or significant reserve additions were to cause our capital position to deteriorate significantly, or if one or more rating agencies substantially increase their capital requirements, we may need to raise equity capital in the future to maintain our ratings or limit the extent of a downgrade. For example, a trend of more frequent and severe weather-related catastrophes may lead rating agencies to substantially increase their capital requirements.

We cannot guarantee that our insurance subsidiaries, IIC and ACIC will maintain their current A (Exceptional) or higher ratings by Demotech and A- ratings by Kroll. Any downgrade or withdrawal of these ratings could impact the acceptability of our products to mortgage lenders that require homeowners to buy insurance, reduce our ability to retain and attract policyholders and agents and damage our ability to compete, which may cause a material adverse effect on our results of operations and financial condition. These material adverse effects could include, but are not limited to:

•reducing demand for new sales of insurance products;
•requiring us to modify our existing products or services, introduce new products or services or reduce prices for our products and services, in order to remain competitive;
•adversely affecting our relationships with our independent agents;
•materially increasing the number or amount of policy cancellations and non-renewals by policyholders;
•requiring us to post additional collateral under certain of our financing transactions;
•limiting financial flexibility and access to capital markets;
•adversely affecting our ability to obtain reinsurance at reasonable prices or at all; and
•increasing the interest rates on our outstanding Senior Notes.

    Because we are operating in a highly competitive market, we may lack the resources to control our market share, which could adversely impact our business and results of operations.

The property and casualty insurance industry is highly competitive, and we believe it will remain highly competitive for the foreseeable future. The principal competitive factors in our industry are price, service, coverage options, underwriting guidelines, commission structure and financial condition. We compete with other property and casualty insurers that underwrite property and casualty insurance in the same geographic areas in which we operate and some of those insurers have greater financial resources and have a longer operating history than we do. In addition, our competitors may offer products for alternative forms of risk protection that we presently do not offer or are not similarly regulated in the admitted market, which could adversely affect the sales of our products. Customers may turn to our competitors as a result of our failure to deliver on customer expectations, service flaws, technology issues, gaps in operational support or other issues affecting customer experience. We also compete with new companies that continue to enter the insurance market. We may have difficulty controlling our market share while rates are increasing due to an increase in reinsurance costs and losses from the high frequency of catastrophe events in recent years. Competition could limit our ability to retain existing business or to write new business at adequate rates, and such limitation may cause a material adverse effect on our results of operations and financial position.

In addition, industry developments could further increase competition in our industry. These developments could include:
•an influx of new capital in the marketplace as existing companies attempt to expand their businesses and new companies attempt to enter the insurance business as a result of better premium pricing and/or policy terms;
•an increase in programs in which state-sponsored entities provide property insurance in catastrophe-prone areas;
•changes in state regulatory climates; and
•the passage of federal proposals for an optional federal charter that would allow some competing insurers to operate under regulations different or less stringent than those applicable to us.

These developments and others could make the property and casualty insurance marketplace more competitive by increasing the supply of insurance available. If competition limits our ability to write new business at adequate rates, our future results of operations would be adversely affected.

    Changes in state regulation may adversely affect our results of operation and financial condition.

As a holding company with operating insurance company subsidiaries, we are subject to the laws and regulations of the various states in which our insurance subsidiaries operate. From time to time, states pass legislation, and regulators take action, that has the effect of limiting the ability of insurers to manage risk, such as legislation prohibiting insurers from reducing exposures or withdrawing from catastrophe-prone areas, or mandating that insurers participate in residual markets. In addition, legislative initiatives and court decisions can seek to expand insurance coverage for insured losses beyond the original intent of the policies, which could cause our actual loss and loss adjustment expense to exceed our estimates. Further, our ability to increase pricing to the extent necessary to offset rising loss or operating costs requires approval of insurance regulatory authorities.

Our ability to appropriately manage our catastrophe exposure by raising prices, modifying underwriting terms or reducing exposure to certain geographies may be limited due to considerations of public policy and the evolving political environment, which may cause a material adverse effect on our results of operations, financial condition and cash flows. We cannot predict whether and to what extent the adoption of new legislation and regulations would affect our ability to manage our exposure to catastrophic events.

    The insurance industry is heavily regulated and further restrictive regulation may reduce our profitability and limit our growth.

The insurance industry is extensively regulated and supervised. Insurance regulatory authorities generally design insurance rules and regulations to protect the interests of policyholders, and not necessarily the interests of insurers, their stockholders, and other investors. This regulation relates to authorization for lines of business, capital and surplus requirements, investment limitations, underwriting limitations, transactions with affiliates, dividend limitations, changes in control, premium rates and a variety of other financial and non-financial components of an insurance company's business. We are subject to comprehensive regulation and supervision by state insurance departments in all states in which our insurance subsidiaries are domiciled, as well as all states in which they are licensed, sell insurance products, issue policies, or handle claims. The regulations of each state are unique and complex and subject to change, and certain states may have regulations that conflict with the regulations of other states in which we operate. As a result, we are subject to the risk that compliance with the regulations in one state may not result in compliance with the regulations in another state.

We strive to maintain all required licenses and approvals. However, we may not fully comply with the wide variety of applicable laws and regulations. The relevant authority's interpretation of the laws and regulations also may change from time to time. Regulatory authorities have relatively broad discretion to impose fines, and grant, renew or revoke licenses and approvals. If we do not have the required licenses and approvals or do not comply with applicable regulatory requirements, these authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. In addition, we may face individual and class action lawsuits by insured and other parties for alleged violations of certain of these laws or regulations.

State statutes and administrative rules generally require each insurance company to register with the department of insurance in its state of domicile and to furnish information concerning the operations of the companies within the holding company system. Failure to comply with such requirements may materially affect the operations, management or financial condition of the insurers. As part of its registration, each insurance company must identify material agreements, relationships and transactions with affiliates, including loans, investments, asset transfers, transactions outside of the ordinary course of business, certain management, service, and cost sharing agreements, reinsurance transactions, dividends, and other financial and non-financial components of an insurer’s business. Some states impose restrictions or require prior regulatory approval of specific corporate actions, which may adversely affect our ability to operate, innovate, obtain necessary rate adjustments in a timely manner or grow our business profitably. Our ability to comply with these laws and regulations, and to obtain necessary regulatory action in a timely manner is, and will continue to be, critical to our success.

Currently, the federal government’s role in regulating or dictating the policies of insurance companies is limited. However, from time to time Congress has considered and may in the future consider proposals that would increase the role of the federal government in insurance regulation, either in addition to or in lieu of state regulation. For example, the Dodd-Frank Act established a Federal Insurance Office (FIO) within the U.S. Department of Treasury Department to collect data on the insurance industry, recommend changes to the state system of insurance regulation and preempt certain state insurance laws. The potential impact on our business as a result of the Dodd-Frank Act and the FIO’s current and future recommendations remains unclear; however, the implementation of any federal insurance regulations that constrain our business opportunities or reduce investment flexibility could negatively impact our business.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. Changes in federal legislation, regulation and/or administrative policies in several areas, including changes in financial services regulation and federal taxation, could negatively affect the insurance industry and us. In addition, Congress and some federal agencies from time to time investigate the current condition of insurance regulation in the United States to determine whether to impose federal or national regulation or to allow an optional federal charter, similar to the option available to most banks. Further, the NAIC and state insurance regulators continually reexamine existing laws and regulations, specifically focusing on modifications to holding company regulations, interpretations of existing laws and the development of new laws and regulations. We cannot predict what effect, if any, proposed or future legislation or NAIC initiatives may have on the manner in which we conduct our business.

As part of potential, or future, industry-wide investigations, we may from time to time receive requests for information from government agencies and authorities at the state or federal level. If we are subpoenaed for information by government agencies and authorities, potential outcomes could include law enforcement proceedings or settlements resulting in fines, penalties and/or changes in business practices that could cause a material adverse effect on our results of operations. In addition, these investigations may result in changes to laws and regulations affecting the industry.

Changes to insurance laws or regulations, or new insurance laws and regulations, may be more restrictive than current laws or regulations and could significantly increase our compliance costs, which could have a material adverse effect on our results of operations and our prospects for future growth. Additionally, our failure to comply with certain provisions of applicable insurance laws and regulations could result in significant fines or penalties being levied against us and may cause a material adverse effect on our results of operations or financial condition.

    Our inability to obtain reinsurance on acceptable terms could increase our loss exposure or limit our ability to underwrite policies, which could adversely affect our results of operations and financial condition.

We use, and we expect to continue to use, reinsurance to help manage our exposure to property risks. Reinsurance is insurance for insurers and is fundamentally a promise by the reinsurer to pay possible future claims in exchange for the payment of a premium by the insurance company seeking reinsurance. Both the availability of reinsurance and the cost of reinsurance are subject to prevailing market conditions beyond our control, which can affect business volume and profitability. We may be unable to maintain our current reinsurance coverage, to obtain additional reinsurance coverage in the event our current reinsurance coverage is exhausted by a catastrophic event, or to obtain other reinsurance coverage in adequate amounts or at acceptable rates. Similar risks exist whether we are seeking to replace coverage terminated during the applicable coverage period or to renew or replace coverage upon its expiration. Market conditions beyond our control determine the availability and cost of reinsurance. For example, reinsurance may be more difficult or costly to obtain after several years with higher frequencies of major catastrophes. We may be unable to reduce per event or aggregate retentions when renewing or replacing our coverage due, in part, to the frequency of storms in prior years and the litigation trends in the state of Florida, which would increase our risk exposure and could ultimately lead to us paying higher claims. We provide no assurance that we can obtain sufficient reinsurance to cover losses resulting from one or more storms or other events in the future, or that we can obtain such reinsurance in a timely or cost-effective manner. If we are unable to renew our expiring coverage or to obtain new reinsurance coverage, either our net exposure to risk would increase or, if we are unwilling to accept an increase in net risk exposures, we may have to reduce the amount of risk we underwrite or accept higher reinsurance costs. Any of these alternatives may cause a material adverse effect on our results of operations and our financial condition.

    Our inability to collect from our reinsurers on our reinsurance claims could have a material adverse effect on our business, results of operation, financial condition and cash flow.

We use reinsurance as a tool to manage risks associated with our business. However, we remain primarily liable as the direct insurer on all risks for which we obtain reinsurance. Our reinsurance agreements do not eliminate our obligation to pay claims to insureds. As a result, we are subject to counterparty risk with respect to our ability to recover amounts due from reinsurers. The risk could arise in two situations: (i) our reinsurers may dispute some of our reinsurance claims based on contract terms, and we may ultimately receive partial or no payment, or (ii) the amount of losses that reinsurers incur related to worldwide catastrophes may materially harm the financial condition of our reinsurers and cause them to default on their obligations. Collectability of reinsurance is subject to the solvency of the reinsurers, interpretation of contract language and other factors. A reinsurer’s insolvency, inability to make payments, or dispute of its obligations under the terms of a reinsurance contract could have a material adverse effect on our business, results of operations, financial condition and cash flow.

Our efforts to manage these risks through underwriting guidelines, collateral requirements, financial strength ratings and other oversight mechanisms may not be successful. As a result, our exposure to counterparty risk under our reinsurance agreements may have a material adverse effect on our results of operations, financial condition and cash flow.

    Our investments are subject to market risks that may result in reduced returns or losses.

Our investment assets are invested by professional investment management firms under the direction of our management team in accordance with investment guidelines approved by the Investment Committee of the Board of Directors. Our investments are subject to market risks and risks inherent in individual securities. In particular, interest rates are highly sensitive to many factors, including monetary and fiscal policy, domestic and international economic and political issues, geopolitical events, economic sanctions, blockades, the impact of domestic and international decisions regarding the COVID-19 or other pandemics and other factors beyond our control.

Our portfolio is primarily invested in fixed income securities and changes in the general interest rate environment will affect our returns on, and the fair value of, our fixed maturity and short-term investments. A decline in interest rates reduces the interest rate payable on new fixed income investments, thereby negatively impacting our net investment income. Conversely, rising interest rates reduce the fair value of existing fixed maturities. The volatility of any losses may force us to liquidate securities, which may cause us to incur capital losses. Realized fixed income and equity and unrealized equity losses in our investment portfolio would generally reduce our book value and, if significant, could affect our ability to conduct business. In addition, defaults under, or impairments of, any of these investments as a result of financial problems with the issuer and, where applicable, its guarantor could reduce our net investment income and net realized investment gains or result in investment losses.

We are subject to risks associated with potential declines in credit quality related to specific issuers and a general weakening in the economy. We may experience credit or default losses in our portfolio, including as a result of the failure of the procedures we have implemented to monitor the credit risk of our invested assets, which could adversely affect our results of operations and financial condition.

We may decide to invest an additional portion of our assets in equity securities, private equity limited partnership interests or other investments, which are generally subject to greater volatility than fixed maturity investments. Moreover, our private equity limited partnership interests are subject to transfer restrictions and may be illiquid. General economic conditions, stock market conditions, geopolitical events and many other factors beyond our control can adversely affect the fair value of our equity securities or other investments and could adversely affect our realization of net investment income. As a result of these factors, we may not realize an adequate return on our investments or we may incur losses on sales of our investments, which could reduce our net investment income and net realized investment gains or result in investment losses.

The fair value of our investment portfolio is also subject to valuation uncertainties. The valuation of investments is more subjective when the markets for these investments are illiquid and may increase the risk that the estimated fair value of our investment portfolio is not reflective of prices at which actual transactions would occur. Additionally, in the case of our private equity limited partnership interests, such valuations are determined by outside managers. Since the majority of our investments are held by our insurance subsidiaries, significant decreases in the fair value of these investments will produce significant declines in the statutory surplus of our insurance business. A long-term material decline in statutory surplus could have an adverse effect on our financial strength ratings and our ability to write new and renewal insurance business, thus potentially reducing our future underwriting profits.

Our determination of the amount of credit allowances to record varies by investment type and is based upon our periodic evaluation and assessment of known and inherent credit risks associated with the respective investment type. We revise our evaluations and assessments as conditions change and new information becomes available, and we reflect changes in the credit allowance in our Consolidated Statements of Comprehensive Loss. We base our assessment of whether a credit allowance is required based on our case-by-case evaluation of the underlying reasons for the decline in fair value. However, we may not accurately assess whether a credit allowance is required and the recorded amounts for a credit allowance in our financial statements may be inadequate.

Federal and/or state tax legislation could be enacted that would lessen or eliminate some or all of the tax advantages we currently benefit from, including those governing received deductions and tax credits, which could adversely affect the value of our investment portfolio.

    The property and casualty insurance and reinsurance industry is historically cyclical and the pricing and terms for our products may decline, which would adversely affect our profitability.

Historically, the financial performance of the property and casualty insurance and reinsurance industry has been cyclical, characterized by periods of severe price competition and excess underwriting capacity, or “soft” markets, followed by periods of high premium rates and shortages of underwriting capacity, or “hard” markets. We cannot predict with certainty when such a period may occur or how long any given hard or soft market will last. Downturns in the property and casualty market may cause a material adverse effect on our results of operations and our financial condition.

    Losses from legal actions may materially affect our operating results, cash flows and financial condition.

Trends in the insurance industry regarding claims and coverage issues, such as increased litigation and the willingness of courts to expand covered causes of loss, may contribute to increased litigation costs and increase our loss exposure under the policies that we underwrite.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. Examples of emerging claims and coverage issues include, but are not limited to:
•judicial expansion of policy coverage and the impact of new theories of liability; and
•plaintiffs targeting property and casualty insurers in purported class-action litigation relating to claims-handling and other practices.

Multiparty or class action claims may present additional exposure to substantial economic, non-economic or punitive damage awards. The loss of even one of these claims, if it resulted in a significant award or a judicial ruling that was otherwise detrimental, could create a precedent in our industry that could have a material adverse effect on our results of operations and financial condition. This risk of potential liability may make reasonable settlements of claims more difficult to obtain.

We may be named a defendant in a number of legal actions relating to those emerging claim and coverage issues. The propensity of policyholders and third-party claimants to litigate and the willingness of courts to expand causes of loss and the size of awards may result in increased costs associated with litigation, render our loss reserves inadequate and may be material to our operating results and cash flows for a particular quarter or annual period and to our financial condition. In addition, claims and coverage issues may not become apparent to us for some time after our issuance of the affected insurance policies. As a result, we may not know the full extent of liability under insurance policies we issue for many years after the policies are issued.

Risks Related to This Offering and our Common Stock
    If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 8,000,000 shares of our common stock are sold at a price of $8.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 26, 2023, for aggregate gross proceeds of approximately $69.12 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of approximately $6.13 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised or outstanding restricted stock units vest, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.
    We plan to sell shares of our common stock in this offering in “at-the-market offerings,” and investors who buy shares of our common stock at different times will likely pay different prices.
    Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes related to their investment. We will have discretion, subject to the effect of market conditions and the terms and conditions of the Distribution Agreement to vary the timing, prices, and numbers of shares sold in this offering. As a result, investors may experience a decline in the value of their shares of our common stock.
    The issuance or sale of shares of our common stock or rights to acquire shares of our common stock could cause our stock price to decrease.
As of December 31, 2022, we had registered up to $100 million of our securities (including both our preferred and common stock) which we are authorized to issue from time to time in one or more offerings. Additional equity financings or other share issuances by us could adversely affect the market price of our common stock. Future share issuances in connection with merger transactions or other acquisitions could result in substantial additional dilution to our stockholders. If these additional shares are sold, or if it is perceived that they will be sold, into the public market, the price of our common stock could decline substantially. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders.
If we issue additional shares of our common stock, including pursuant to the at-the-market program to which this prospectus supplement relates, or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock may significantly decline. In addition, our issuance of additional shares of common stock, including pursuant to the at-the-market program to which this prospectus supplement relates, will dilute the ownership interests of our existing common stockholders.
    The market price of our common stock may continue to be volatile.
The market price of our common stock has fluctuated and may continue to fluctuate substantially due to a variety of factors, many of which are beyond our control, including:
•actual or anticipated variations in our quarterly results, including as a result of catastrophes or our investment performance;
•any stock repurchases;
•changes in market valuation of companies in the insurance industry;
•changes in expectations of future financial performance or changes in estimates of securities analysts;
•fluctuations in stock market processes and volumes;
•fluctuations in interest rates;
•issuances or sales of common shares or other securities in the future;
•the addition or departure of key personnel; and
•announcements by us or our competitors of acquisitions, investments or strategic alliances.
The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect the trading price of our common stock.
In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources and harm our business or results of operations.

    Our management may spend the proceeds from this offering in ways with which you may disagree or that may not be profitable.
We intend to use a portion of the net proceeds from this offering for general corporate purposes, including spending the proceeds to create capacity for expanding specialty underwriting and for the potential contribution to our statutory entities for capital adequacy purposes. However, our management will have broad discretion to apply the net proceeds, and investors will rely on our management’s judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or that do not otherwise result in the creation of stockholder value. In addition, pending our use of the proceeds, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.
The actual number of shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Raymond James at any time throughout the term of the Distribution Agreement. The number of shares that are sold by Raymond James after delivering a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Raymond James. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued or the amount of net proceeds we will raise.
Dividend payments on our common stock in the future are uncertain, and our ability to pay dividends may be constrained by our holding company structure.
We have paid dividends on our common stock in the past but have paid no dividends since March 16, 2022. However, the declaration and payment of dividends will be at the discretion of our Board of Directors and will be dependent upon our profits, financial requirements and other factors, including legal and regulatory restrictions on the payment of dividends from our subsidiaries (as we are a holding company and do not have any significant operations or assets other than our ownership of the shares of our operating subsidiaries), capital adequacy, liquidity, general business conditions and such other factors as our Board of Directors deems relevant. Therefore, investors who purchase our common stock may only realize a return on their investment if the value of our common stock appreciates.
The ability of our subsidiaries to pay dividends may affect our liquidity and ability to meet our obligations.
We are a holding company with no significant operations. Our principal assets are the shares of stock of our subsidiaries and our directly-held investment portfolio. State insurance regulatory authorities limit the payment of dividends by insurance subsidiaries, as described in Note 15 in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The limitations are based on statutory income and surplus. In addition, competitive pressures generally require the subsidiaries to maintain insurance financial strength ratings. These restrictions and other regulatory requirements affect the ability of our subsidiaries to make dividend payments. Limits on the ability of our subsidiaries to pay dividends could adversely affect holding company liquidity, including our ability to pay dividends to stockholders and service our debt in the timeframe expected.
Management views enterprise economic capital as a combination of statutory surplus and invested assets at the parent holding company level. Deterioration in statutory surplus or earnings, from developments such as catastrophe losses, or changes in market conditions or interest rates, could adversely affect holding company liquidity by impacting the amount of dividends from our subsidiaries or the utilization of invested assets at the holding company to increase statutory surplus or for other corporate purposes.
In connection with the filed plan of withdrawal in New York for our former insurance subsidiary, UPC, our insurance subsidiary, IIC, has agreed not to pay ordinary dividends until January 1, 2025, without the prior approval of the New York Department of Financial Services.
The substantial ownership of our common stock by R. Daniel Peed and his affiliates allows him to exert significant control over us, and the Company and R. Daniel Peed are subject to certain restrictive covenants that may restrict our ability to pursue certain opportunities.
R. Daniel Peed, our Chief Executive Officer and Chairman of the Board, beneficially owned approximately 32% of our issued and outstanding common stock at December 31, 2022. Mr. Peed also has a proxy from another member of RDX Holding, LLC, the former parent company of AmCo, who beneficially owns approximately 8% of our issued and outstanding common stock. As a result, Mr. Peed is able to exert substantial control over us. Moreover, Mr. Peed’s interests may conflict with the interests of other holders of our common stock and he may take actions affecting us with which other stockholders may disagree. Mr. Peed has the ability to exert significant influence over the following:
•the nomination, election and removal of our Board of Directors;
•the adoption of amendments to our charter documents;
•management and policies;
•our day-to-day operations; and
•the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.
AmCo and ACIC are also subject to restrictive covenant agreements that contain non-competition, non-solicitation, confidentiality and other restrictive covenants that prohibit AmCo and ACIC from engaging in certain activities, including activities customarily performed by managing general agents and activities relating to segments of the commercial property insurance market for coastally exposed risks in the United States. Additionally, in connection with our merger with AmCo, we agreed to be subject to a restrictive covenant expiring on January 1, 2027 that will prohibit the formation, investment in or development, acquisition or ownership of any managing general agent or entity that performs activities customarily performed by managing general agents, or the engagement in customary managing general agent functions with respect to the commercial property insurance business. These restrictive covenants may restrict us from pursuing opportunities for expansion, including opportunities to act as or perform functions similar to a managing general agent, and therefore may limit our overall growth potential.
Further, we entered into a stockholder’s agreement with Mr. Peed and certain affiliates of Mr. Peed, which provides those stockholders with rights that our other stockholders do not have. Although the stockholder’s agreement requires shares beneficially owned by Mr. Peed and his affiliates to be voted in proportion to the votes cast by other stockholders on any proposal on which our stockholders are entitled to vote, this restriction terminated on April 3, 2022 and is no longer applicable.
Transactions by Mr. Peed and his affiliates involving our common stock may have an adverse effect on the price of our common stock.
As noted above, Mr. Peed beneficially owned approximately 32% of our issued and outstanding common stock as of December 31, 2022. The Company has granted Mr. Peed and his affiliates customary demand and piggyback registration rights pursuant to which, subject to certain limitations, all of such shares eligible to be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may be offered and sold to the public from time to time after the effectiveness of the related registration statement. Such shares may also be resold into the public markets in accordance with an exemption from registration under the Securities Act, including Rule 144, subject to the volume limitations, manner of sale requirements and notice requirements thereof. Sales of our common stock by Mr. Peed and his affiliates could have the effect of lowering our stock price. The perceived risk associated with the possible sale of a large number of shares by these stockholders could cause some of our other stockholders to sell their stock, thus causing the price of our stock to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of stock by Mr. Peed and his affiliates could cause other institutions or individuals to engage in short sales of our common stock, which may further cause the price of our stock to decline.
Provisions in our charter documents may make it harder for others to obtain control of us even though some stockholders might consider such a development to be favorable.
Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that may discourage unsolicited takeover proposals our stockholders may consider to be in their best interests. Our Board of Directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. At a given annual meeting, only a portion of our Board of Directors may be considered for election. Additionally, our Board of Directors and executive officers control greater than 50% of our outstanding common stock. Consequently, our “staggered board” and concentrated holdings may prevent our stockholders from replacing a majority of our Board of Directors at certain annual meetings, and may entrench our management and discourage unsolicited stockholder proposals that may be in the best interests of our stockholders. Further, our Board of Directors has the ability to designate the terms of and issue one or more series of preferred stock, which may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

USE OF PROCEEDS
We may issue and sell up to 8,000,000 shares of our common stock from time to time in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds from this offering for general corporate purposes, including to create capacity for expanding specialty underwriting and for the potential contribution to our statutory entities for capital adequacy purposes.

DIVIDEND POLICY
We have paid dividends on our common stock in the past. During 2022, we paid a dividend of $0.06 per share of our common stock during the first quarter. While we did not pay a dividend during any other period in 2022, or in 2023 through the date of this prospectus supplement, any future dividend payments will be at the discretion of our Board of Directors and will depend upon our profits, financial requirements and other factors, including legal and regulatory restrictions on the payment of dividends from our subsidiaries (as we are a holding company and do not have any significant operations or assets other than our ownership of the shares of our operating subsidiaries), capital adequacy, liquidity, general business conditions and such other factors as our Board of Directors deems relevant.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book value as of June 30, 2023 was approximately $42.1 million or $0.97 per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value as of June 30, 2023 divided by the 43,406,486 shares of common stock outstanding as of September 15, 2023.
After giving effect to the sale of 8,000,000 shares of our common stock in this offering assuming for illustrative purposes that an aggregate of 8,000,000 shares of our common stock are sold during the term of the Distribution Agreement at a price of $8.64 per share, the last reported sale price of our common stock on Nasdaq on September 26, 2023, and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023, would have been approximately $109.1 million, or $2.51 per share. This represents an immediate increase in net tangible book value of $1.54 per share to existing stockholders and immediate dilution in net tangible book value of $6.13 per share to investors purchasing shares of our common stock in this offering at the assumed public offering price.
The following table illustrates this dilution on a per-share basis:

Public offering price per share		$8.64
Historical net tangible book value per share as of June 30, 2023	$0.97
Increase in as adjusted net tangible book value per share attributable to this offering	$ 1.54
As adjusted net tangible book value per share after this offering		$ 2.51
Dilution per share to new investors purchasing common stock in this offering		$ 6.13
The above table is based on 43,406,486 shares of common stock outstanding as of September 15, 2023, and excludes:

•As of September 15, 2023, 1,152,159 shares of our common stock issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $3.88;
•As of September 15, 2023, 606,936 shares of common stock issuable upon the vesting of restricted stock, restricted stock units and performance stock units; and
•As of September 15, 2023, 39,412 shares of common stock reserved for future issuance under our omnibus equity incentive plan.
To the extent that any options are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and the provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws summarize the material terms and provisions of our capital stock. Such descriptions are qualified by reference to the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
General
We are authorized to issue up to 100,000,000 shares of common stock, par value $.0001 per share, of which 43,618,569 shares were issued and 43,406,486 were outstanding as of September 15, 2023. We are also authorized to issue up to 1,000,000 shares of preferred stock, par value $.0001 per share. No shares of preferred stock were outstanding as of September 15, 2023.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Subject to any preferences that may be applicable to any preferred stock issued in the future, the holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of any preferred stock then outstanding. Our common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
We are authorized to issue 1,000,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, including voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•decreasing the amount of earnings and assets available for distribution to holders of common stock;
•restricting dividends on the common stock;
•diluting the voting power of the common stock;
•impairing the liquidation rights of the common stock; and
•delaying, deferring or preventing a change in control of our company.

Anti-Takeover Provisions
In our Second Amended and Restated Certificate of Incorporation, we elected not to be governed by Section 203 of the Delaware General Corporation Law (“DGCL”) which regulates corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.”
Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that may discourage unsolicited takeover proposals our stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected each year. At a given annual meeting, only a portion of our board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at a single annual meeting, it may entrench our management and discourage unsolicited stockholder proposals.
Under our Second Amended and Restated Certificate of Incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors providing the issue of such series as may be permitted by the Delaware General Corporation Law. Because the Board of Directors has the power to establish the preferences, powers and rights of the shares of any series of preferred stock, it may afford holders of any preferred stock preferences, power and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of common stock and could delay, discourage or prevent a takeover even if a change of control of the Company would be beneficial to the interests of our stockholders.
Our Amended and Restated Bylaws provide that a special meeting of stockholders may only be called by our Chairman of the Board of Directors or the Secretary of the Company, subject to the limitations described in this paragraph and as further set forth in our Amended and Restated Bylaws. The Secretary may call a special meeting of stockholders at the request of stockholders only if such request is submitted by stockholders holding a majority of all outstanding shares of Common Stock, and such shares have been owned of record continuously for a period of at least one year prior to the date that such special meeting is requested. Such stockholders must submit a request including the information and following the other procedures specified in our Amended and Restated Bylaws. These provisions may have the effect of precluding the ability of stockholders to call a special meeting if the proper procedures are not followed.
Our Amended and Restated Bylaws also establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before an annual or special meeting of stockholders. Our Amended and Restated Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual or special meeting must deliver to our Secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company. To be timely, the stockholder’s notice, in the case of an annual meeting, must be received by our Secretary at our principal executive offices neither fewer than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is convened on a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder's notice must be received by our Secretary no more than 120 days prior to such annual meeting nor less than the later of (x) 90 days prior to such annual meeting and (y) 10 days after the earlier of (A) the day on which notice of the meeting was mailed or (B) the day on which public disclosure of the date of the meeting was made. In the case of a special meeting, a timely notice must be given no later than the close of business on the 10th day following the day on which notice of the date of the special meeting was given or public disclosure of the date of the special meeting was made, whichever comes first. The notice must also contain the information required by our Amended and Restated Bylaws.
Additionally, our Amended and Restated Bylaws provide that stockholders may remove directors only for cause, upon the vote of the holders of a majority of the outstanding shares of Common Stock.
Liability Limitations and Indemnification

Second Amended and Restated Certificate of Incorporation
Our Second Amended and Restated Certificate of Incorporation provides that a director of our company shall not be personally liable to our company or our stockholders for monetary damages for any breach of fiduciary duty by such director in his or her capacity as a director, except for liability (a) for any breach of the director’s duty of loyalty to our company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Our Second Amended and Restated Certificate of Incorporation further provides that, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, we shall indemnify all persons whom we are permitted to indemnify pursuant thereto.

Amended and Restated Bylaws
Our Amended and Restated Bylaws require us to indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that such person is or was a director, officer, employee or agent of our company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our Amended and Restated Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of our company against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to our company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.
Liability Insurance
We maintain directors’ and officers’ insurance coverage for our directors and officers.
Indemnification Agreements
In addition to the indemnification required in our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have entered into indemnification agreements with each of our directors. These agreements require us to indemnify such directors, subject to certain conditions and exclusions, against certain costs actually and reasonably incurred in connection with a proceeding (a) if they were, are, or are threatened to be made, a party to or a participant in a proceeding and (b) to the fullest extent permitted by applicable law if they are party to or threatened to be made a party to a proceeding. The indemnification agreements also provide that, if the indemnification rights provided in the indemnification agreements are unavailable, then (to the fullest extent permissible under applicable law) we will pay, in the first instance, the entire amount incurred by the applicable director in connection with a proceeding without requiring such director to contribute to such payment. These indemnification agreements also require us to advance expenses reasonably incurred by these directors in connection with a proceeding upon the execution and delivery by the applicable director of an undertaking to repay the advance to the extent that it is determined that such director is not entitled to be indemnified by us. These rights of indemnification and to receive advancement of expenses are not exclusive of any other rights to which such directors are entitled. In addition, such rights shall continue, under certain circumstances, after the term of such directors’ service to us has ended.
Delaware Law
Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith. As noted above, our Amended and Restated Bylaws require us to indemnify any person that we are permitted to indemnify under the DGCL to the fullest extent permitted by law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Trading

Our common stock is listed on Nasdaq under the symbol “ACIC.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. Such a change could affect the continuing validity of this discussion and may adversely affect a Non-U.S. Holder. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service (the “IRS”), with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock and there can be no assurance that the IRS will not challenge one or more of the conclusions described herein. This discussion does not address the U.S. federal income tax consequences of ownership of our common stock by investors that do not hold our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 and does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, corporations that accumulate earnings to avoid U.S. federal income tax, regulated investment companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, controlled foreign corporations and passive foreign investment companies, each as defined for U.S. federal income tax purposes, persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, certain former citizens or long-term residents of the United States, or Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or the tax consequences of the alternative minimum tax or the Medicare surtax on net investment income.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:
•an individual who is neither a citizen nor a resident of the United States;
•a corporation that is not created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate that is not subject to U.S. federal income tax on income regardless of its source; or
•a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.
PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE, GIFT AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Distributions on Our Common Stock
If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to a share of our common stock, such distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “—Sale, Exchange or Other Taxable Disposition of Our Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.
If a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a U.S. “permanent establishment” or “fixed base” maintained by such non-U.S. holder in the United States), such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, in such case a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”
Sale, Exchange or Other Taxable Disposition of Our Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other taxable disposition of our common stock unless:
(i)    such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);
(ii)    such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other taxable disposition and certain other conditions are met, in which event such gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or
(iii)    we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other taxable disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market values of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation. However, because this determination is made from time to time and is dependent upon a number of factors, some of which are beyond our control, including the value of our assets, there can be no assurance that we will not become a United States real property holding corporation. If we were a United States real property holding corporation during the period described in clause (iii) above, gain recognized by a Non-U.S. Holder on the sale, exchange or other taxable disposition of our common stock generally would be treated as income effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, with the consequences described in clause (i) above (except that the branch profits tax generally would not apply), unless such Non-U.S. Holder owned (directly and constructively) five percent or less of our common stock during such period and our common stock is treated as “regularly traded on an established securities market” at any time during the calendar year of such sale, exchange or other taxable disposition.
The foregoing discussion is subject to the discussion below under “—Information Reporting and Backup Withholding.”

FATCA Withholding
Under Sections 1471 through 1474 of the Code and the U.S. Treasury regulations thereunder (commonly referred to as “FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of dividends on our common stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. While the foregoing withholding obligations generally would have also applied to payments of gross proceeds from a sale or other disposition of our common stock, proposed U.S. Treasury regulations, the preamble of which states that taxpayers may rely on the proposed regulations until final regulations are issued, currently eliminate withholding on payments of gross proceeds (but not on payments of dividends). Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to common stock.
Information Reporting and Backup Withholding
Distributions on our common stock made to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such distributions generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in a country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
The backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange or other taxable disposition of our common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker that does not have certain specified connection to the United States generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other taxable disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other taxable disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is properly furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax
Shares of our common stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

PLAN OF DISTRIBUTION
We have entered into the Distribution Agreement with Raymond James, under which we may offer and sell up to 8,000,000 shares of our common stock from time to time through Raymond James acting as agent. The following summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions. The Distribution Agreement has been filed as an exhibit to our Current Report on Form 8-K dated as of the date hereof.
Sales of our common stock, if any, as contemplated by this prospectus supplement and the accompanying prospectus may be made in any method permitted by law to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and any other method permitted by law, including in privately negotiated transactions. Subject to the terms and conditions of the Distribution Agreement, upon our issuance of a placement notice to Raymond James, unless Raymond James declines to accept the terms of such notice, Raymond James has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such shares up to the amount specified, and otherwise in accordance with the terms of such placement notice. The obligations of Raymond James under the Distribution Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. We may instruct Raymond James not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We have entered into a trading arrangement with Raymond James pursuant to which we have granted Raymond James sole discretion to sell up to 4,000,000 shares of our common stock within specified price ranges prior to November 13, 2023 or when the trading arrangement is earlier terminated pursuant to the terms thereof without further delivery of a placement notice.  In addition, we may in the future enter into additional trading arrangements with Raymond James pursuant to which we grant Raymond James sole discretion to sell specified amounts of our shares of common stock within specified price ranges during specified periods of time without delivery of a placement notice.  We or Raymond James may suspend the offering of common stock upon notice and subject to other conditions.
The settlement of sales of shares between us and Raymond James is generally anticipated to occur on the second trading day following the date on which the sales were made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Raymond James may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Except as otherwise described in the Distribution Agreement, Raymond James will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds from the sales of the common stock sold pursuant to the Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Raymond James for the reasonable fees and disbursements of its counsel in an amount not to exceed $100,000 in connection with the preparation of the Distribution Agreement and matters related to the initial commencement of this offering, in addition to certain ongoing disbursements of its legal counsel in an amount not to exceed $15,000 for each calendar quarter the Distribution Agreement remains in effect in connection with the ongoing maintenance of this offering. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Raymond James under the terms of the Distribution Agreement, will be approximately $600,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Raymond James has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell the shares of common stock under the terms and subject to the conditions set forth in the Distribution Agreement. In connection with the sale of the common stock on our behalf, Raymond James may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Raymond James may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Raymond James against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Distribution Agreement or (ii) termination of the Distribution Agreement as permitted therein. We and Raymond James may each terminate the Distribution Agreement at any time.
Raymond James and its affiliates have in the past provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees and reimbursement of expenses. In the course of its business, Raymond

James may actively trade our securities for its own accounts or for the accounts of its respective customers, and, accordingly, Raymond James may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Raymond James, and Raymond James may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
    The validity of the common stock offered hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York and will be passed upon for the Agent by Troutman Pepper Hamilton Sanders LLP.
EXPERTS

    The consolidated financial statements of American Coastal Insurance Corporation as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement by reference to American Coastal Insurance Corporation’s Current Report on Form 8-K filed on September 19, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC related to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings.
Our Internet address is www.upcinsurance.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. After accessing the website, the filings can be found by selecting the “Investor Relations” menu. The contents of the website are not incorporated into this prospectus supplement or into our other filings with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the registration statement of which this prospectus supplement is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023;
•Our Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2023 filed with the SEC on August 21, 2023 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 filed with the SEC on August 21, 2023;
•Our Current Reports on Form 8-K filed with the SEC on January 24, 2023, February 6, 2023, February 10, 2023, February 28, 2023, April 19, 2023, May 16, 2023, June 5, 2023, June 6, 2023, July 14, 2023, August 21, 2023 and September 19, 2023, but only to the extent the information set forth therein is deemed “filed” rather than “furnished”;
•The portions of our Definitive Proxy Statement on Schedule 14A relating to our 2023 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K, filed with the SEC on April 18, 2023; and
•The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, filed with SEC on December 10, 2012, and any amendment or report updating that description.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. We determined that the operations of UPC and operations directly supporting UPC should be reported as discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 205, Presentation of Financial Statements. Results from the years ended December 31, 2022, 2021 and 2020 have been updated from those results provided in our Annual Report on Form 10-K for the year ended December 31, 2022 to reflect the Company’s reportable discontinued operations in Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on September 19, 2023. Any statement so modified or superseded will not be deemed a part of this prospectus supplement except as so modified or superseded.
In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus supplement contained in the registration statement, but not delivered with the prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:
American Coastal Insurance Corporation
Attn: Corporate Secretary
800 2nd Avenue South,
St. Petersburg, Florida 33701
(727) 895-7737

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy those securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 15, 2021

Common Stock
Preferred Stock
Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units
______________
We may offer and sell from time to time up to $100 million of securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide a prospectus supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The prospectus supplement or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, the prospectus supplement, any other offering material and the information incorporated by reference carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is traded on The Nasdaq Capital Market under the symbol “UIHC.” On June 14, 2021, the closing price of our common stock was $5.98 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.
_______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________________

The date of this prospectus is June 15, 2021.

TABLE OF CONTENTS

TABLE OF CONTENTS......................................................................................................................................................	i
ABOUT THIS PROSPECTUS..............................................................................................................................................	i
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................................................	i
PROSPECTUS SUMMARY.................................................................................................................................................	1
RISK FACTORS...................................................................................................................................................................	1
USE OF PROCEEDS............................................................................................................................................................	2
DESCRIPTION OF CAPITAL STOCK...............................................................................................................................	2
DESCRIPTION OF DEBT SECURITIES............................................................................................................................	5
DESCRIPTION OF WARRANTS........................................................................................................................................	14
DESCRIPTION OF STOCK PURCHASE CONTRACTS..................................................................................................	15
PLAN OF DISTRIBUTION..................................................................................................................................................	16
LEGAL MATTERS..............................................................................................................................................................	17
EXPERTS...	17
WHERE YOU CAN FIND MORE INFORMATION..........................................................................................................	18
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................................................................	19

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

In this prospectus, we frequently use the terms “we,” “our,” “us,” “UPC Insurance,” and the “Company” to refer to United Insurance Holdings Corp. and our subsidiaries, except where it is clear that the terms mean only United Insurance Holdings Corp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus or in the documents incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the regulations promulgated thereunder), which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on information available at the time these statements and disclosures were prepared. Forward-looking statements include, but are not limited to:

i

• certain statements contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020;
• certain statements contained under the heading “Business” in our Annual Report on Form 10-K for the year ended December 31, 2020;
• certain statements contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and
• certain statements as to trends or events or our management’s beliefs, expectations, objectives, plans, goals, intentions, estimates, projections and opinions.

These statements are included throughout this prospectus, and in the documents incorporated by reference in this prospectus, and include statements about anticipated growth in our revenues, estimated unpaid losses on insurance policies that we write, our investment returns and expectations about our liquidity. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, profitability, liquidity, and capital resources. The words “believe,” “anticipate,” “continue,” “could,” “estimate,” “endeavor,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” and similar terms and phrases identify forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus.

Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a number of factors. Some of the risks, uncertainties and other factors that may cause actual results, developments and business decisions to differ materially from those anticipated by such forward-looking statements include the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2020 and the following:

•our exposure to catastrophic events and severe weather conditions;
•the regulatory, economic and weather conditions in Florida, Texas and Louisiana, the states in which we are most concentrated;
•our ability to cultivate and maintain agent relationships, particularly our relationship with AmRisc, LLC (AmRisc);
•our reliance on certain agencies that account for a substantial portion of our policies-in-force;
•the possibility that actual claims incurred may exceed our loss reserves for claims;
•assessments charged by various governmental agencies;
•our ability to implement and maintain adequate internal controls over financial reporting;
•our ability to maintain information technology and data security systems, and to outsource relationships;
•our reliance on key vendor relationships, and the ability of our vendors to protect the personally identifiable information of our customers, claimants or employees;
•our ability to attract and retain the services of senior management;
•risks and uncertainties relating to our acquisitions, mergers and other strategic transactions;
•risks associated with joint ventures and investments in which we share ownership or management with third parties;
•our ability to generate sufficient cash to service all of our indebtedness and comply with covenants and other requirements related to our indebtedness;
•our ability to increase or maintain our market share;
•changes in the regulatory environment present in the states in which we operate;
•the impact of new federal or state regulations that affect the insurance industry;
•the cost, viability and availability of reinsurance;
•our ability to collect from our reinsurers on our reinsurance claims;
•dependence on investment income and the composition of our investment portfolio and related market risks;
•the possibility of the pricing and terms for our products to decline due to the historically cyclical nature of the property and casualty insurance and reinsurance industry;
•the outcome of litigation pending against us, including the terms of any settlements;
•downgrades in our financial strength or stability ratings;
•the impact of future transactions of substantial amounts of our common stock by us or our significant stockholders on our stock price;
•our ability to pay dividends in the future, which may be constrained by our holding company structure;
ii

•the ability of our subsidiaries to pay dividends in the future, which may affect our liquidity and our ability to meet our obligations;
•the ability of R. Daniel Peed and his affiliates to exert significant control over us due to substantial ownership of our common stock, subject to certain restrictive covenants that may restrict our ability to pursue certain opportunities;
•the impact of transactions by R. Daniel Peed and his affiliates on the price of our common stock;
•provisions in our charter documents that may make it harder for others to obtain control of us; and
•the impact of the novel strain of coronavirus (COVID-19) and related business disruption and economic uncertainty on our business, results of operations and financial condition.

Because of these and other risks and uncertainties, our actual future results may be materially different from the results indicated by any forward-looking statements. In addition, our past results of operations may not be indicative of future performance and new risks and uncertainties may arise in the future. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We undertake no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

iii

PROSPECTUS SUMMARY

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Overview

United Insurance Holdings Corp. is a holding company primarily engaged in the personal residential and commercial residential property and casualty insurance business in the United States. Our largest insurance subsidiary is United Property & Casualty Insurance Company (UPC), and we also write business through American Coastal Insurance Company (ACIC), Family Security Insurance Company, Inc. (FSIC), Interboro Insurance Company (IIC), and Journey Insurance Company (JIC). Our insurance subsidiaries provide personal residential and commercial property and casualty insurance products that protect our policyholders against losses due to damages to structures and their contents. Some of our insurance subsidiaries sell policies that protect against liability for accidents as well as property damage. Our non-insurance subsidiaries support our insurance and investment operations.

As of December 31, 2020, approximately 40.1% of our policies in-force were written in Florida. We also write in Connecticut, Georgia, Hawaii, Louisiana, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, South Carolina, and Texas. We are licensed to write, but have not commenced writing business, in Alabama, Delaware, Maryland, Mississippi, New Hampshire, and Virginia. Our strategy is to write in multiple states where the perceived threat of natural catastrophe has caused large national insurance carriers to reduce their concentration of policies. We believe an opportunity exists for UPC Insurance to write profitable business in such areas.

Effective December 31, 2020, we have entered into a property quota share reinsurance contract with Homeowners Choice Property & Casualty Insurance Company, Inc. (HPC) related to our personal lines homeowners business in Connecticut, Massachusetts, New Jersey and Rhode Island for the period from December 31, 2020 through May 31, 2021.As a result, we no longer retained any risk associated with these states. In connection with the reinsurance contract, we also entered into a renewal rights agreement with HPC and HCI Group, in which we have agreed to sell the renewal rights to the same business.

The Company completed its core catastrophe (Core CAT) reinsurance program and Quota Share program for UPC, FSIC and ACIC effective June 1, 2021.

The 2021 Core CAT program includes $2.85 billion of first event limit on a fully cascading basis except for the Florida Hurricane Catastrophe Fund layers. For the 12 months ending May 31, 2022, the per occurrence retention is $15.0 million for both the first and second events, down from $46.25 million for the first event and $17.5 million for the second event in 2020, a 53% reduction in aggregate year over year. Furthermore, the Core CAT program contains enhanced aggregate coverage features, which limit the accumulation of hurricane and earthquake retained losses.

We manage our risk of catastrophic loss primarily through sophisticated underwriting procedures and pricing algorithms, powerful modeling software and exposure management tools, and the use of a comprehensive catastrophe reinsurance program. UPC Insurance has been operating continuously since 1999, and has successfully managed its business through various hurricanes, tropical storms, and other weather-related events. During 2020, the Company faced an unprecedented increase in the frequency of catastrophic activity which had a material impact on the financial results of the company. Despite this challenge, our underlying results are continuing to improve through the implementation of our risk management strategy. Should the 2020 hurricane season repeat itself, the Core CAT program would limit net retained hurricane losses to $31.0 million on the Company’s core portfolio of residential and commercial property insurance. The Company separately reinsures the catastrophe risk of business written by IIC and JIC. In addition to the Core CAT program, UPC, FSIC and ACIC renewed the 15% quota share treaty effective June 1, 2021 which along with the existing 8% quota share treaty effective December 31, 2020, brings the total cession to 23% for the duration of the 2021 hurricane season.

On June 15, 2021, Demotech changed the rating of ACIC from A’ (prime) to A, consistent with the A ratings for other members of its pooled group, UPC and FSIC. We do not expect this change to have any impact on ACIC’s business.

On August 30, 2018, the Company, in strategic partnership with RJ Kiln & Co. (No. 3 Limited) (Kiln), a subsidiary of Tokio Marine Kiln Group Limited, formed JIC. The Company owns 66.7% of JIC, while Kiln owns 33.3%.

On April 3, 2017, the Company acquired AmCo Holding Company (AmCo) and its subsidiaries through a series of mergers that ultimately resulted in the Company issuing 20,956,355 shares of its common stock as merger consideration to the equity holders of RDX Holding, LLC, the former parent company of AmCo.

Corporate Information

Our principal executive offices are located at 800 2nd Avenue S, St. Petersburg, Florida 33701, and our telephone number at that location is (727) 895-7737. Our website is www.upcinsurance.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We will describe the use of the net proceeds from the sales of the securities in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General
We are authorized to issue up to 50,000,000 shares of common stock, par value $0.0001 per share, of which 43,373,760 shares were issued and 43,228,371 were outstanding as of June 1, 2021. We are also authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock were outstanding as of June 1, 2021.

Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Subject to any preferences that may be applicable to any preferred stock issued in the future, the holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of any preferred stock then outstanding. Our common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock
We are authorized to issue 1,000,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, including voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable terms:

•the series, the number of shares offered and the liquidation value of the preferred stock;
•the price at which the preferred stock will be issued;
•the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•the liquidation preference of the preferred stock;
•the voting rights of the preferred stock;
•whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•decreasing the amount of earnings and assets available for distribution to holders of common stock;
•restricting dividends on the common stock;
•diluting the voting power of the common stock;
•impairing the liquidation rights of the common stock; and
•delaying, deferring or preventing a change in control of our company.

Anti-Takeover Provisions

In our Second Amended and Restated Certificate of Incorporation, we elected not to be governed by Section 203 of the Delaware General Corporation Law which regulates corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.”

Our Second Amended and Restated Certificate of Incorporation (as amended) and By-Laws contain provisions that may discourage unsolicited takeover proposals our stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected each year. At a given annual meeting, only a portion of our board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at a single annual meeting, it may entrench our management and discourage unsolicited stockholder proposals.

Liability Limitations and Indemnification

Second Amended and Restated Certificate of Incorporation (as amended)

Our Second Amended and Restated Certificate of Incorporation (as amended) provides that a director of our company shall not be personally liable to our company or our stockholders for monetary damages for any breach of fiduciary duty by such director in his or her capacity as a director, except for liability (a) for any breach of the director’s duty of loyalty to our company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (d) for any transaction from which the director derived an improper personal benefit. Our Second Amended and Restated Certificate of Incorporation (as amended) further provides that, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, we shall indemnify all persons whom we are permitted to indemnify pursuant thereto.

By-Laws

Our By-Laws require us to indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that such person is or was a director, officer, employee or agent of our company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our By-Laws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of our company against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to our company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Liability Insurance

We maintain directors’ and officers’ insurance coverage for our directors and officers.

Indemnification Agreements

In addition to the indemnification required in our Second Amended and Restated Certificate of Incorporation (as amended) and By-Laws, we have entered into indemnification agreements with each of our directors. These agreements require us to indemnify such directors, subject to certain conditions and exclusions, against certain costs actually and reasonably incurred in connection with a proceeding (a) if they were, are, or are threatened to be made, a party to or a participant in a proceeding and (b) to the fullest extent permitted by applicable law if they are party to or threatened to be made a party to a proceeding. The indemnification agreements also provide that, if the indemnification rights provided in the indemnification agreements are unavailable, then (to the fullest extent permissible under applicable law) we will pay, in the first instance, the entire amount incurred by the applicable director in connection with a proceeding without requiring such director to contribute to such payment. These indemnification agreements also require us to advance expenses reasonably incurred by these directors in connection with a proceeding upon the execution and delivery by the applicable director of an undertaking to repay the advance to the extent that it is determined that such director is not entitled to be indemnified by us. These rights of indemnification and to receive advancement of expenses are not exclusive of any other rights to which such directors are entitled. In addition, such rights shall continue, under certain circumstances, after the term of such directors’ service to us has ended.

Delaware Law

Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith. As noted above, our By-laws require us to indemnify any person that we are permitted to indemnify under the DGCL to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Trading

Our common stock is listed on The NASDAQ Capital Market under the symbol "UIHC."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement or other offering material relating to the offered debt securities. As used in this section, the terms “UIHC,” “our company,” “the Company,” “we,” “us,” and “our” refer to United Insurance Holdings Corp., and not any of its subsidiaries, unless the context otherwise requires.

Senior debt securities will be issued under an indenture between UIHC and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between UIHC and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of our company and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior debt securities of ours as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.

The indentures do not limit the amount of senior, pari passu and junior indebtedness that we may issue. As of March 31, 2021, we had $150 million of senior debt securities outstanding.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. As a result, the debt securities will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, to the extent the debt securities are unsecured, the debt securities will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.

At March 31, 2021, United Property & Casualty Insurance Company, our insurance subsidiary, had long-term debt consisting of a Surplus Note payable to the Florida State Board of Administration (the “SBA Note”). At March 31, 2021, the outstanding principal and interest under the SBA Note was $6,176,470 and the interest rate on the unpaid principal balance was 0.93%. Any surplus note issued to us by United Property & Casualty Insurance Company in connection with future capital contributions that we may make to it will be subordinate to the SBA Note.

The prospectus supplement or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•the title of the offered debt securities;
•any limit upon the aggregate principal amount of the offered debt securities;
•the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;
•the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;
•the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;
•our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•whether the offered debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;
•the denominations in which the offered debt securities shall be issuable if other than in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;
•if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;
•if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;
•whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;
•the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;
•the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;
•any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;
•if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;
•the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and
•any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement or other offering material, the offered debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time described in the related prospectus supplement or other offering material.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, provided that:

•immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;
•the successor corporation is a corporation organized and existing under the laws of the United States or any state thereof; and
•the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of a majority in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of such holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•change the stated maturity of the principal of, or any premium or installment of interest on, any debt security of that series;
•reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;
•reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;
•change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security of that series;
•change the place of payment or the coin or currency in which the principal of or any premium or interest on any debt security of that series is payable;
•impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of that series or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;
•make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock or preferred stock or other securities, cash or property in accordance with its terms;
•modify any of the provisions of the indenture relating to the offices for notices and payments, filling vacancies in the trustee’s office, and paying agent provisions in a manner adverse to holders of the debt securities; or

•reduce the percentage of debt securities of that series, the holders of which are required to:
◦consent to any supplemental indenture;
◦rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;
◦waive any past event of default under the applicable indenture and its consequences; or
◦waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default and the consequences thereof with respect to such series of debt securities in specified circumstances and may direct the trustee in enforcement of remedies. Holders may not, however, waive a default in the payment of principal of or premium, if any, or interest on such debt securities, or a default in the making of any sinking fund payment with respect to such debt securities.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•to evidence the succession of another corporation to our company under the applicable indenture, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations pursuant to the applicable indenture;
•to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;
•to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;
•to convey, transfer, assign, mortgage or pledge any property to or with the trustee;
•to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the applicable indenture of any such holder;
•to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
•to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;
•to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;
•to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
•to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Legal Defeasance and Covenant Defeasance

Each indenture will provide that, at our option, we:

•will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations set forth in the indenture that survive such discharge (“legal defeasance”); or

•may omit to comply with certain restrictive covenants of the indenture, including those described under “Merger,” and the occurrence of an event described in clause (4) under “Events of Default” with respect to any such covenants will no longer be an event of default (“covenant defeasance”);

in each case, if

•we irrevocably deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, (i) lawful money, (ii) direct obligations of the government which issued the currency in which such debt securities are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which such debt securities are denominated and are not callable or redeemable at the option of the issuer thereof), or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the debt securities of such series then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities;
•no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to us in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);
•the interest of the holders in such deposit shall have been duly perfected under the applicable provisions of the applicable uniform commercial code;
•the defeasance will not cause the trustee to have any conflicting interest with respect to any of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;
•the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;
•we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and
•we shall have delivered an officer’s certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

If we fail to comply with our remaining obligations under the indenture after a covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Satisfaction and Discharge

With respect to any series of debt securities, the applicable indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of such series, as expressly provided for in the indenture) as to all outstanding debt securities of such series when:

1.either (a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all of the debt securities of such series (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of our company, and we have irrevocably deposited or caused to be deposited with the trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the heading “Legal Defeasance and Covenant Defeasance” in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of such series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
2.we have paid all other sums payable under the indenture in respect of such series of debt securities; and
3.we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

Events of Default

As to any series of debt securities, an event of default is defined in the applicable indenture as being:

1.failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;
2.failure to pay principal or premium, if any, with respect to the debt securities of that series when due;
3.failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;
4.failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;
5.if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of our company, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25,000,000 in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;
6.we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
7.specified events of bankruptcy, insolvency, receivership or reorganization; or
8.any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the principal amount of the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

Except as set forth in the related prospectus supplement or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;
•purchase money and similar obligations;
•obligations under capital leases;
•guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;
•renewals, extensions and refunding of any senior indebtedness;
•interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and
•obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, such law as described in the applicable prospectus supplement.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

The indentures and the provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, registered in the name of Cede & Co., as nominee of DTC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter or the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC directly to discuss these matters.

DTC has advised us that:

•DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;
•DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;
•Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;
•DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;
•Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and
•The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in securities may be subject to the procedures and requirements of DTC.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certified Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;
•An event of default with respect to the debt securities has occurred and is continuing; or
•We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement or other offering material for the terms of and information relating to such warrants, including, where applicable:

•the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;
•the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;
•the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;
•the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•U.S. federal income tax consequences applicable to such warrants;
•the number of warrants outstanding as of the most recent practicable date; and
•any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•if applicable, a discussion of material U.S. federal income tax considerations; and
•any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock or other securities, we will include in the prospectus supplement or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Exchange Act is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement or other offering material will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement or other offering material for such securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by the law firm of Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and our common stock at www.sec.gov.

Our Internet address is www.upcinsurance.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. After accessing the website, the filings can be found by selecting the “Investor Relations” menu. The contents of the website are not incorporated into this prospectus or into our other filings with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 9, 2021;

•     Our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 7, 2021;

•Our Current Reports on Form 8-K filed with the SEC on January 11, 2021,January 22, 2021, May 6, 2021, and June 4, 2021 but only to the extent the information set forth therein is deemed "filed" rather than "furnished";
•
• The portions of our Definitive Proxy Statement on Schedule 14A relating to our 2021 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K, filed with the SEC on April 1, 2021; and

• The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, filed with SEC on December 10, 2012, and any amendment or report updating that description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:

United Insurance Holdings Corp.
Attn: Corporate Secretary
800 2nd Avenue South,
St. Petersburg, Florida 33701
(727) 895-7737

8,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Raymond James

September 27, 2023